Exhibit 32
Wilmington Trust Corporation and subsidiaries
Form 10-Q for the three and nine months ended September 30, 2009
SECTION 1350 CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned certify that, to their knowledge, the Form 10-Q of Wilmington Trust Corporation (the Corporation) for the third quarter of 2009 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in that report fairly presents, in all material respects, the financial condition and results of operation of the Corporation.

/s/ Ted T. Cecala
Ted T. Cecala
Chairman of the Board and Chief Executive Officer

/s/ David R. Gibson
David R. Gibson
Executive Vice President and Chief Financial Officer